UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2014

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 27, 2014, MagneGas Corporation (the “Company”) completed its acquisition of all of the issued and outstanding capital stock (the “ESSI Shares”) of Equipment Sales and Service, Inc., a Florida corporation (“ESSI”). The Company paid Three Million Dollars ($3,000,000) for all of the ESSI Shares to the Robert A. Ficocelli Revocable Trust, Robert A Ficocelli, and Stephen R. Homer (the “ESSI Acquisition”).

ESSI operates a business of sales and distribution of gases from its headquarters in Pinellas Park, Florida.

The Stock Purchase Agreement for the ESSI Acquisition was disclosed in and filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 17, 2014.

Item 8.01 Other Events.

On October 27, 2014, the Company issued a press release with regard to the ESSI Acquisition. The press release is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The required audited financial statements of ESSI are not included in this initial report. The required audited financial statements of ESSI will be filed by amendment to this initial report no later than January 14, 2015 (71 calendar days after the date, October 31, 2014, by which this initial report needed to be filed).

Exhibit No.	Description
Exhibit 99.1	Press Release, dated October 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: October 30, 2014	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer